UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2019

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange

Item 2.01 — Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 16, 2019, Americold Realty Trust (the “Company”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) by and among the Company, Chiller Holdco, LLC, a Delaware limited liability company (“Cloverleaf”), the Persons set forth on the signature pages thereto under the heading “Holdco Sellers” (the “Holdco Sellers”), an entity that indirectly holds certain membership interests of Cloverleaf (“Blocker”) and an entity that owns all of the issued and outstanding stock of Blocker (“Blocker Seller”), pursuant to which the Company agreed to acquire all of the outstanding stock in Cloverleaf (the “Cloverleaf Acquisition”).

On May 1, 2019, the Company closed the Cloverleaf Acquisition. At closing, the Company (i) purchased and acquired all of the issued and outstanding stock of Blocker from Blocker Seller through a wholly owned subsidiary of Americold Realty Operating Partnership, L.P. and (ii) caused Blocker to purchase and acquire all of Holdco Sellers’ right, title and interest in all of the issued and outstanding membership interests of Cloverleaf from Holdco Sellers. The Company paid an aggregate cash consideration of approximately $1.24 billion (subject to customary adjustments). The consideration paid by the Company was funded using net proceeds from the Company’s equity offering that closed on April 22, 2019, along with draws under the Company’s senior unsecured revolving credit facility.

The foregoing summary of the Equity Purchase Agreement and the Cloverleaf Acquisition does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Equity Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 16, 2019 and which is incorporated herein by reference.

The Equity Purchase Agreement is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Equity Purchase Agreement were made only for purposes of such Equity Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Equity Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 — Regulation FD Disclosure.

On May 1, 2019, the Company issued a press release announcing the closing of the Cloverleaf Acquisition.

The information in this Item is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Item shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically incorporated by reference into any such filing. This Item will not be deemed an admission as to the materiality of any information in this Item that is disclosed in accordance with Regulation FD.

Item 9.01 — Financial Statements and Exhibits.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Cloverleaf Acquisition will be filed by amendment to this Current Report on Form 8-K (the “Closing Form 8-K”) within 71 calendar days after the date this Closing Form 8-K was required to be filed with the Securities and Exchange Commission.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 1, 2019 announcing the closing of the Cloverleaf Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2019

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
	Name:	Marc Smernoff
	Title:	Chief Financial Officer and Executive Vice President